                           SUBSIDIARIES OF THE COMPANY

                                                                                                   JURISDICTION
            PARENT                                     SUBSIDIARY                                OF INCORPORATION
-------------------------------      -----------------------------------------------      ------------------------------
American Business Financial
Services, Inc. ("ABFS")              American Business Credit, Inc. ("ABC")                        Pennsylvania

              ABC                    Processing Service Center, Inc.                               Pennsylvania

              ABC                    HomeAmerican Credit, Inc. ("HAC")(1)                          Pennsylvania

              ABC                    HomeAmerican Consumer Discount, Inc.                          Pennsylvania

              ABC                    American Business Leasing, Inc.("ABL")                        Pennsylvania

              ABC                    ABC Holdings Corporation                                      Pennsylvania

              ABC                    American Business Finance Corporation                           Delaware

              ABC                    August Advertising Agency Inc.                                Pennsylvania

           ABC & HAC                 ABFS 1995-1, Inc.                                               Delaware

           ABC & HAC                 ABFS 1995-2, Inc.                                               Delaware

           ABC & HAC                 ABFS 1996-1, Inc.                                               Delaware

           ABC & HAC                 ABFS 1996-2, Inc.                                               Delaware

           ABC & HAC                 ABFS 1997-1, Inc.                                               Delaware

           ABC & HAC                 ABFS 1997-2, Inc.                                               Delaware

     ABC, HAC & New Jersey
    Mortgage and Investment          ABFS 1998-1, Inc.                                               Delaware
        Corp. ("NJMIC")

       ABC, HAC & NJMIC              ABFS 1998-2, Inc.                                               Delaware

              ABC                    NJMIC                                                          New Jersey

              ABC                    Federal Leasing Corp. ("FLC")                                  New Jersey

          ABL and FLC                ABFS 1998-A-1, Inc.                                             Delaware

          ABL and FLC                ABFS 1998-A-2, Inc.                                             Delaware

          ABL and FLC                ABFS Finance LLC                                                Delaware

          ABL and FLC                ABFS Residual LLC                                               Delaware

              FLC                    FLC Financial Corp.                                             Delaware

              FLC                    FLC II Financial Corp.                                          Delaware


(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.